Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Sonim Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(o)	(1)	(2)

	Equity	Preferred Stock, $0.001 par value per share	457(o)	(1)	(2)

	Debt	Debt Securities	457(o)	(1)	(2)

	Equity	Warrants	457(o)	(1)	(2)
	Other	Rights	457(o)	(1)	(2)

	Other	Units	457(o)	(1)	(2)

	Total	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$53,670,960		0.00014760	$7,921.83
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	415(a)(6)	(1)	(2)

	Equity	Preferred Stock, $0.001 par value per share	415(a)(6)	(1)	(2)

	Debt	Debt Securities	415(a)(6)	(1)	(2)

	Equity	Warrants	415(a)(6)	(1)	(2)

	Other	Rights	415(a)(6)	(1)	(2)
	Other	Units	415(a)(6)	(1)	(2)

	Total	Unallocated (Universal) Shelf	415(a)(6)	(1)	(2)	$21,329,040	(3)	0.00010910	$2,327.00	(3)	S-3	333-254440	April 12, 2021	$2,327.00

	Total Offering Amounts					$75,000,000			$7,921.83

	Total Fees Previously Paid								—

	Total Fee Offsets								—

	Net Fee Due								$7,921.83

(1)	There are being registered hereunder, an indeterminate number of shares of common stock, an indeterminate number of shares of preferred stock, an indeterminate principal amount of debt securities, an indeterminate number of warrants or rights to purchase common stock, preferred stock or debt securities, and an indeterminate number of units, as may be offered by Sonim Technologies, Inc. (the “Registrant”) from time to time, which together shall have an aggregate initial offering price not to exceed $75,000,000. The securities included hereunder may be sold separately or as units with other securities registered hereunder. The securities included hereunder also include an indeterminate number of securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights, or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends, or similar transactions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities covered by this registration statement and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.

(3)	The Registrant previously filed a registration statement on Form S-3 with the Securities and Exchange Commission on March 18, 2021, File No. 333-254440 (the “Prior Registration Statement”), which was declared effective on April 12, 2021. The Prior Registration Statement registered $50,000,000 of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement on Form S-3 (this “Registration Statement”) includes $21,329,040 of unsold securities (the “Unsold Securities”) that were previously registered on the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the Registrant paid a filing fee of $2,327.00 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $53,670,960 of new securities registered on this Registration Statement pursuant to Rule 457(o) under the Securities Act. The registration fee previously paid by the Registrant relating to the Unsold Securities included in this Registration Statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.